APPENDIX A

AMENDED EXHIBIT A TO THE
ETF DISTRIBUTION AGREEMENT

EXHIBIT A
Effective Date:  February 14, 2011

DENT TACTICAL ETF
WCM/BNY MELLON FOCUSED GROWTH ADR ETF
MARS HILL GLOBAL RELATIVE VALUE ETF
PERITUS HIGH YIELD ETF
CAMBRIA GLOBAL TACTICAL ETF
THE ACTIVE BEAR
SiM DYNAMIC ALLOCATION DIVERSIFIED INCOME ETF
SiM DYNAMIC ALLOCATION GROWTH INCOME ETF
MADRONA FORWARD DOMESTIC ETF
MADRONA FORWARD INTERNATIONAL ETF
MADRONA FORWARD GLOBAL BOND ETF
MEIDELL TACTICAL ADVANTAGE ETF (proposed effective date – 3/15/2011)
TRIMTABS FLOAT SHRINK ETF (proposed effective date – 4/4/2011)